ADDENDUM NO. 1 TO SECURITIES PURCHASE AGREEMENT

This Addendum No. 1 to Securities Purchase Agreement (the “Addendum”) is dated as of December 21, 2009, between Wizzard Software Corporation, a Colorado corporation (the “Company”), and the purchaser identified on the signature page hereto (the “Purchaser”).  This Addendum is intended to supplement that certain Securities Purchase Agreement, dated June 19, 2009, between the Company and the Purchaser, as amended on September 14, 2009 (the “Agreement”); unless indicated otherwise, capitalized terms contained herein shall have the same meaning as they have in the Agreement.

WHEREAS, under the Agreement, the Purchaser purchased 1,200,000 Shares of the Company’s common stock at a price of $0.50 per Share (the “Per Share Purchase Price” as defined in Section 1.1 of the Agreement);

WHEREAS, Section 4.15 of the Agreement grants to the Purchaser the right to notify the Company on up to five occasions that it intends to purchase an amount of Shares equal to 250% in the aggregate of the amount of Shares purchased under the Agreement, at the Per Share Purchase Price of $0.50 per Share and on the same terms and conditions as described therein (the “Option”);

WHEREAS, the above-reference Section 4.15 provides for the Company and the Purchaser to enter into an agreement substantially similar to the Agreement in connection with the exercise of the Option;

WHEREAS, under Amendment No. 1 To Securities Purchase Agreement, the Company and the Purchaser amended the definition of “Per Share Purchase Price” in the Agreement to $0.40 per Share ;

WHEREAS, the Purchaser further wishes to partially exercise the Option in the amount of 1,200,000 Shares at the new Per Share Purchase Price of $0.40, for aggregate gross proceeds of $480,000;

NOW, THEREFORE, in consideration of the mutual covenants contained in this Addendum, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser agree as follows:

1.

Exercise of Option; Closing.  On the Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Addendum by the parties hereto, the Company agrees to sell, and the Purchaser agrees to purchase, 1,200,000 Shares pursuant to Section 4.15 of the Agreement, at the revised Per Share Purchase Price of $0.40 per Share.  The Purchaser shall deliver to the Company, via wire transfer purchase proceeds equal to $480,000 (the “Subscription Amount”), and the Company shall deliver to the Purchaser its Shares.  The Company and the Purchaser shall deliver the other items set forth in Section 2 deliverable at the Closing.  Upon satisfaction of the covenants and conditions set forth in Section 2, the Closing shall occur at the offices of G&M or such other location as the parties shall mutually agree.

2.

Deliveries.

(a)

On or prior to the Closing Date, the Company shall deliver or cause to be delivered to the Purchaser the following:

(i)

this Addendum duly executed by the Company;

(ii)

a legal opinion of Company Counsel, substantially in the form of Exhibit A attached hereto; and

(iii)

a copy of the irrevocable instructions to the Company’s transfer agent instructing the transfer agent to deliver via the Depository Trust Company Deposit Withdrawal Agent Commission System (“DWAC”) Shares equal to the Purchaser’s Subscription Amount divided by the Per Share Purchase Price, registered in the name of the Purchaser.

(b)

On or prior to the Closing Date, the Purchaser shall deliver or cause to be delivered to the Company the following:

(i)

this Addendum duly executed by the Purchaser; and

(ii)

the Purchaser’s Subscription Amount by wire transfer to the account as specified in writing by the Company.

3.

Joint Partial Waiver of Paragraph 4.15 of Agreement.  The Company and the Purchaser hereby agree that this Addendum shall satisfy the requirements of Section 4.15 of the Agreement and hereby waive the requirement that the parties enter into an agreement substantially similar to the Agreement in connection with this Option exercise.

4.

Representations and Warranties of the Company.  The Company hereby affirms the accuracy of the Representations and Warranties set forth in Section 3.1 of the Agreement as of the date hereof.

5.

Representations and Warranties of the Purchaser.

The Purchaser hereby affirms the accuracy of the Representations and Warranties set forth in Section 3.2 of the Agreement as of the date hereof and further represents that the number of Shares beneficially owned by the Purchaser and its Affiliates following the issuance of the Shares under this Addendum will not exceed the Blocker Amount as defined in the Agreement.

6.

Governing Terms.

All other terms and conditions of the Agreement shall remain in full force and effect and shall govern this Addendum.

SIGNATURE PAGE TO ADDENDUM NO. 1 TO SECURITIES PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties have caused this Addendum No. 1 to Securities Purchase Agreement to be duly executed and delivered by their duly authorized officers as of the date and year first written above.

COMPANY:

WIZZARD SOFTWARE CORPORATION,

a Colorado corporation

By:/s/Christopher J. Spencer

Name: Christopher J. Spencer

Title:  President

PURCHASER	SUBSCRIPTION AMOUNT	SHARES
ALPHA CAPITAL ANSTALT Pradafant 7 9490 Furstentums Vaduz, Liechtenstein Fax: 011-42-32323196 ___________________________________________ /s/Konrad Ackerman By: Konrad Ackerman Title: Owner	$480,000	1,200,000